Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of November 24, 2025 (this “Agreement”), is entered into by and among (i) Soulpower Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), (ii) SWB LLC, a Cayman Islands limited liability company (the “Company”), (iii) SWB Holdings, a Cayman Islands exempted company (“Pubco”), and (iv) Soulpower Acquisition Corporation, a Cayman Islands exempted company (“SPAC”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, concurrently with the execution of this Agreement, (i) SPAC, (ii) Pubco, (iii) the Company, (iv) SAC Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”) and (v) SWB Merger Sub LLC, a Cayman Islands limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, “Merger Subs”) entered into that certain Business Combination Agreement (as it may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”), and in connection therewith (i) the membership interest units of the Company that are issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, and (ii) all Company Convertible Securities that have not been cancelled or converted prior to the Company Merger Effective Time will be terminated; (b) simultaneously with the consummation of the Company Merger, SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and collectively with the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and in connection therewith each issued and outstanding security of SPAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, and the holders thereof shall receive a substantially equivalent security of Pubco; and (c) as a result of such Mergers, SPAC and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of the Cayman Companies Act and other applicable Law;

WHEREAS, Sponsor is the sponsor of and, as of the date hereof, Sponsor is the owner of 8,773,333 SPAC’s Ordinary Shares, par value $0.0001 per share (“SPAC Ordinary Shares”), comprised of 8,333,333 Founder Shares and 400,000 SPAC Private Shares and 400,000 SPAC Private Rights, consisting of one right to receive one-tenth (1/10th) of one SPAC Ordinary Share (all such securities, or any successor or additional shares of SPAC of which ownership of record or the power to vote is hereafter acquired by Sponsor prior to the termination of this Agreement being referred to herein as the “Sponsor Securities”);

WHEREAS, the Board of Directors of SPAC has (a) approved and declared advisable the Business Combination Agreement, the Ancillary Documents and the Transactions, (b) determined that the Transactions are fair to and in the best interests of SPAC and its shareholders (the “SPAC Shareholders”) and (c) recommended the approval and the adoption by each of the SPAC Shareholders of the BCA, the Ancillary Documents, the Mergers and the other Transactions;

WHEREAS, the BCA contemplates that the parties hereto will enter into this Agreement concurrently with the execution of the BCA, pursuant to which, among other things, the Sponsor agree (i) to vote in favor of, take all actions necessary to consummate and otherwise support, the Transactions, and (ii) to waive and not otherwise perfect any anti-dilution or similar protection with respect to any Founder Shares; and

WHEREAS, the Sponsor understands and acknowledges that the Company and Pubco are entering into the BCA in reliance upon the execution and delivery of this Agreement by Sponsor and Sponsor has received a copy of the BCA and is familiar with the provisions of the BCA.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. Sponsor, solely in its capacity as a shareholder of SPAC, irrevocably and unconditionally agrees that, during the term of this Agreement, at the extraordinary general meeting, at any other meeting of the SPAC Shareholders related to the Transactions (whether an annual or extraordinary general meeting and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the SPAC Shareholders related to the Transactions (the extraordinary general meeting and all other meetings or consents related to the BCA, collectively referred to herein as the “Meeting”), Sponsor shall:

(a) when the Meeting is held, appear at the Meeting or otherwise cause the Sponsor Securities to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Securities in favor of the BCA and the Transactions, each of the other SPAC Shareholder Approval Matters, and the adjournment of the Meeting, if necessary or desirable in the reasonable determination of SPAC; and

(c) vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Securities against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the BCA or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in this Agreement; and

(d) vote (or execute and return an action by written consent), or cause to be voted, all of the Sponsor Securities against any Alternative Transaction.

2. Restrictions on Transfer. Except as contemplated by this Agreement and the BCA, Sponsor agrees that, during the term of this Agreement it shall not, and shall cause its Affiliates not to, Transfer the Sponsor Securities without (i) the prior written consent of the Company (which consent may be given or withheld by the Company in its sole discretion) and (ii) prior to or in connection with such Transfer, the transferee agrees in writing to assume all of the obligations of Sponsor hereunder and to be bound by the terms of this Agreement. “Transfer” shall have the meaning set forth in that certain Letter Agreement, dated as of April 1, 2025, by and among SPAC, Sponsor and the Insiders named therein. SPAC shall not, and shall not permit SPAC’s transfer agent to, register any Transfer of the Sponsor Securities on SPAC’s share ledger (book entry or otherwise) that is not in compliance with this Section 2. Any Transfer in violation of this Section 2 shall be null and void ab initio.

3. No Redemption. Sponsor hereby agrees that, during the term of this Agreement, it shall not redeem, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, any Sponsor Securities.

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4. New Securities. During the term of this Agreement, in the event that, (x) any SPAC Ordinary Shares or other equity securities of SPAC (including SPAC Private Rights) are issued to Sponsor after the date of this Agreement pursuant to any share dividend, share split, recapitalization, reclassification, combination or exchange of SPAC securities owned by Sponsor, (y) Sponsor purchases or otherwise acquires beneficial ownership of any SPAC Ordinary Shares or other equity securities of SPAC (including SPAC Private Rights) after the date of this Agreement, or (c) Sponsor acquires the right to vote or share in the voting of any SPAC Ordinary Shares or other equity securities of SPAC after the date of this Agreement (such SPAC Ordinary Shares or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by Sponsor shall be subject to the terms of this Agreement to the same extent as if they constituted the Sponsor Securities as of the date hereof.

5. Transaction Financing. Sponsor shall use its commercially reasonable efforts to facilitate SPAC, the Company and/or Pubco entering into Financing Agreements in respect of one or more Transaction Financings, provided that the foregoing will not require Sponsor to transfer, forfeit or subject to potential forfeiture any Sponsor Securities.

6. Consent to Disclosure. Sponsor hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC, Pubco or the Company to any Governmental Authority or to securityholders of SPAC, Pubco or the Company) of its identity and, in the case of Sponsor, beneficial ownership of Sponsor Securities and the nature of Sponsor’s respective commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC, Pubco or the Company, a copy of this Agreement. Sponsor will promptly provide any information reasonably requested by SPAC, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). Sponsor shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein, without the prior written approval of the Company and SPAC.

7. Sponsor Representations. Sponsor represents and warrants to SPAC, Pubco and the Company, as of the date hereof, that:

(a) Sponsor has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

(b) Sponsor has full right and power, without violating any agreement to which it is bound (including any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Agreement;

(c) Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s organizational powers and have been duly authorized by all necessary organizational actions on the part of Sponsor;

(d) this Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

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(e) the execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement;

(f) there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its respective obligations under this Agreement;

(g) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of Sponsor;

(h) Sponsor has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with Sponsor’s tax and legal advisors;

(i) Sponsor has not entered into, and shall not enter into, any agreement that would prevent Sponsor from performing any of Sponsor’s obligations hereunder;

(j) None of the information supplied or to be supplied by Sponsor expressly for inclusion or incorporation by reference: (i) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions; (ii) in the Registration Statement; or (iii) in the mailings or other distributions to SPAC’s or Pubco’s equityholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (i) through (iii), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Sponsor expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Sponsor does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of any of the Company, Pubco, Merger Subs or SPAC or their respective Affiliates.

(k) Sponsor understands and acknowledges that each of Pubco and the Company is entering into the BCA in reliance upon Sponsor’s execution and delivery of this Agreement.

(l) Solely with respect to Sponsor, Sponsor represents and warrants that it has good title to the Sponsor Securities, free and clear of any Liens and Sponsor has the sole power to vote or cause to be voted the Sponsor Securities; and

(m) Solely with respect to Sponsor, Sponsor represents and warrants that the Sponsor Securities are the only shares of SPAC’s outstanding capital stock owned of record or beneficially owned by the Sponsor as of the date hereof, and none of the Sponsor Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Sponsor Securities that is inconsistent with Sponsor’s obligations pursuant to this Agreement.

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8. Closing Date Deliverables. At or prior to the Closing, Sponsor shall deliver to the Company and Pubco a copy of the Amended Registration Rights Agreement duly executed by Sponsor in the form contemplated by the BCA.

9. Specific Performance. Sponsor hereby agrees and acknowledges that (a) SPAC, Pubco and the Company would be irreparably injured in the event of a breach by Sponsor of its obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) SPAC, Pubco and the Company shall be entitled to obtain injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach or anticipated breach, without the requirement to post any bond or other security or to prove that money damages would be inadequate.

10. Entire Agreement; Amendment; Waiver. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA, the Insider Letter Agreement (as amended by the Insider Letter Amendment) or any Ancillary Document. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

11. Binding Effect; Assignment; Third Parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Sponsor are personal to Sponsor and may not be assigned, transferred or delegated by Sponsor at any time without the prior written consent of SPAC, Pubco and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

12. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Sections 10.5 (Governing Law; Jurisdiction) and 10.6 (Waiver of Jury Trial) of the BCA are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.2 (Notices) of the BCA to the applicable party, with respect to the Company, Pubco and SPAC, at the respective addresses set forth in Section 10.2 (Notices) of the BCA, and, with respect to Sponsor, at the address set forth underneath Sponsor’s name on the signature page hereto.

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15. Termination. This Agreement became effective upon the date hereof and shall automatically terminate, and none of SPAC, Pubco, the Company, Sponsor shall have any rights or obligations hereunder, on the earliest of (i) the mutual written consent of SPAC, the Company and Sponsor, (ii) the Closing of the Transactions, or (iii) the termination of the BCA in accordance with its terms. No such termination shall relieve the Sponsor, Pubco, SPAC or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination. Notwithstanding anything to the contrary herein, the provisions of Section 8, Section 13 and this Section 15 shall survive the termination of this Agreement.

16. Adjustment for Share Split. If, and as often as, there are any changes in the Sponsor Securities by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Sponsor, SPAC, the Company, the Sponsor Securities as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. No Inconsistent Agreement; Non-Circumvention. Sponsor hereby covenants and agrees that it shall not enter into any Contract that would reasonably be expected to delay, postpone, impede, frustrate, prevent, nullify, restrict, limit or interfere with the performance of Sponsor’s obligations hereunder in any material respect or make any representation and warranty contained herein untrue in any material respect. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which such party is not permitted to accomplish (or take any action that such party is not permitted to take) directly under this Agreement.

19. Confidential Information. Sponsor agrees to be bound by and subject to Section 6.13(b) (Confidential Information) of the BCA to the same extent such provisions apply to SPAC, mutatis mutandis, as if Sponsor were directly a party thereto for purposes thereof.

20. Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

21. Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

22. No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Sponsor, Pubco, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other SPAC Shareholders entering into support agreements with the Company, Pubco or SPAC. Sponsor has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Sponsor Securities.

23. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Sponsor Support Agreement as of the date first written above.

The Company:

SWB LLC

By:
Name:
Title:

Pubco:

SWB HOLDINGS

By:
Name:
Title:

SPAC:

SOULPOWER ACQUISITION CORPORATION

By:
Name:
Title:

Sponsor:

SOULPOWER ACQUISITION SPONSOR LLC

By:
Name:
Title:

Address for Notice:

Address:

Telephone No.:
Email:

{Signature Page to Sponsor Support Agreement}